Exhibit 99.1

AVISTAR COMMUNICATIONS REPORTS FINANCIAL RESULTS
FOR THE THIRD QUARTER 2009

Year to date revenues increase 23% and year to date loss reduced by 60% compared to 2008

SAN MATEO, Calif., October 26, 2009 – Avistar Communications Corporation (www.avistar.com), a leader in unified visual communications solutions, today announced its financial results for the three and nine months ended September 30, 2009.

Financial highlights included:

•
Total revenue for the nine months ended September 30, 2009, was $6.9 million; as compared to $5.6 million for the nine months ended September 30, 2008, an increase of 23%. Total revenue for the third quarter of 2009, was $1.4 million, as compared to $2.7 million for same quarter in 2008, a decrease of 47%.

•
Operating expense (research and development, sales and marketing, and general and administrative) for the nine months ended September 30, 2009 was $8.9 million, as compared to $11.4 million for the nine months ended September 30, 2008, representing a substantial reduction of 22%. Operating expense was $3.2 million for the third quarter of 2009, as compared to $3.1 million for the third quarter of 2008, demonstrating the stabilization of Avistar’s cost structure.

•
Net loss was $2.5 million for the nine months ended September 30, 2009, or $0.07 per basic and diluted share, as compared to a net loss of $6.2 million, or $0.18 per basic and diluted share, for the nine months ended September 30, 2008, a 60% decrease. Net loss in the third quarter of 2009 was $1.9 million, or $0.05 per basic and diluted share, as compared to a net loss of $774,000, or $0.02 per basic and diluted share, in the third quarter of 2008, a 144% increase.

•
Third quarter 2009 expenses included $473,000 for severance paid to former executives and $311,000 of legal services related to Avistar’s intellectual property.  These expenses are not expected to recur on a regular basis.

•
Cash and cash equivalents balance as of September 30, 2009 was $382,000 and the company had $3.3 million available through its line of credit. Cash used in operations during the nine months ended September 30, 2009 was $4.3 million, compared to $9.3 million for the nine months ended September 30, 2008, a $5.0 million improvement.

•
Adjusted EBITDA loss (as described below) for the nine months ended September 30, 2009 was $541,000, compared to an Adjusted EBITDA loss of $4.6 million for the same period in 2008, a reduction in adjusted EBITDA loss of $4.0 million, or 88%, for the first three quarters of 2009. Adjusted EBITDA loss for the third quarter of 2009 was $1.3 million, compared to an Adjusted EBITDA profit of $53,000 in the same quarter of 2008.

Bob Kirk, CEO of Avistar, said, “When comparing our results thus far in 2009 against 2008, our corporate performance continues to improve on many fronts, as we overcome remaining challenges. Avistar’s strategy and focus, implemented earlier this year, are beginning to show results, although we expect to see the full financial impact in future quarters. The state of the global economy this year, coupled with our sales channel model only just coming up to speed, led to lower than expected revenue. With that said, we have taken steps to consolidate a number of our channel partners under master distributors. This action alone will make our channel model more productive by focusing the teams’ effort on our distributors, who in turn will focus their efforts on making our resellers more productive. In addition, we have implemented a pricing model that we believe is the most compelling desktop visual communications product bundle in the industry today. Both of these changes are starting to have a beneficial effect on our channel strategy.

“Additionally, the combination of Cisco’s System’s recently-announced acquisition of Tandberg, continued analyst data from renowned research firms demonstrating strong market growth, our refinement of our channel strategy, and growing momentum within our technology licensing business, in addition to focusing on a productive method to monetize our patent portfolio, leads us to believe that Avistar is well positioned to capture more significant market share in the videoconferencing industry.”

Kirk continued, “With the industry growing at an exceptional rate and our solutions and products continuing to evolve in ways that directly provide value to our distributors and partners alike, we believe that Avistar is very well positioned to emerge as the industry’s dominant desktop visual communications provider.”

Other significant recent developments included:

•
Avistar continues to invest heavily in its Microsoft OCS and Citrix strategies and is focused on closing business with early adopters of many of these technologies. The Avistar Technology Licensing business continues to grow with successful third quarter product deliveries to LifeSize, IBM, Logitech and Zultys.  Royalties from LifeSize, Logitech and Zultys have commenced and are expected to contribute to Avistar’s revenue momentum for many years.

•	On June 17, 2009, LifeSize announced the LifeSize Desktop, developed by Avistar using the Avistar C3 Media Engine™ solution and has started shipping this product.
•	On September 23, 2009, Avistar released the Avistar C3 Desktop™ software v10.2.6, which includes support for H.239 data sharing in addition to Tandberg Codian certification.
•	Also in September, Avistar announced the consolidation of its sales, account management, and marketing functions under Stephen Epstein, the company’s chief marketing officer.

About Avistar Communications Corporation
Avistar (AVSR.PK) is an innovation leader in the unified visual communications industry, providing proven business-class desktop videoconferencing technology. Avistar's installations include more than 100,000 committed desktop seats worldwide, bringing together business users anytime and anyplace. Companies such as IBM, LifeSize, Logitech, Polycom and Sony use Avistar technology to power their unified communications solutions. Avistar also works with leading channel partners and resellers including AVI-SPL, CityIS, ESCO, Fontel, and Jenne in more than 40 countries. For more information, please visit www.avistar.com.

Cautionary Note Regarding Forward-Looking Statements
The statements made in this press release that are not historical facts are "forward-looking statements." These forward-looking statements, include, but are not necessarily limited to, statements regarding the future performance of our sales and distribution channels, the impact of changes in our pricing model, growth in our business and the video conferencing industry, our ability to capture market share in the video conferencing industry, future royalties and revenue associated with our business, and our positioning to emerge as a leader in the desktop visual communications industry.  Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties. The company cautions readers of this release that a number of important factors could cause actual future events and results to differ materially from those expressed in any such forward-looking statements. Such factors include, without limitation, Avistar’s lengthy sales cycle, volatility associated with Avistar’s sales and licensing activities, market acceptance of Avistar’s products, increased competition in the market for unified communications, technical challenges associated with product development and completion of our deliverables to customers, ongoing technological developments and changing industry standards, the ability of Avistar’s distributors to sell our products to end users, the capital markets for both debt and equity, and challenges associated with protecting and licensing Avistar’s intellectual property. These important factors and other factors that potentially could cause actual future results to differ materially from current expectations are described in our filings with the SEC, including the company's most recent annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Readers of this release are referred to such filings. The forward-looking statements in this release are based upon information available to the company as of the date of the release, and the company assumes no obligations to update any such forward-looking statements.

Non-GAAP Financial Measures
This press release and the accompanying tables include a discussion of adjusted
EBITDA, excluding stock-based compensation expense, which is a non-GAAP financial measure provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The term "adjusted EBITDA" refers to a financial measure that we define as earnings before net interest, income taxes, depreciation, and amortization, as further adjusted for stock-based compensation. This non-GAAP measure should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, our definition of adjusted EBITDA may not be comparable to the definitions as reported by other companies. We believe adjusted EBITDA is relevant and useful information to our investors as this measure is an integral part of our internal management reporting and planning process and is a primary measure used by our management to evaluate the operating performance of our business. The components of adjusted EBITDA include the key revenue and expense items and income from settlement and patent licensing for which our operating managers are responsible and upon which we evaluate their performance. Furthermore, we intend to provide this non-GAAP financial measure as part of our future earnings releases and, therefore, the inclusion of this non-GAAP financial measure will provide consistency in our financial reporting. A reconciliation of this non-GAAP measure to GAAP is provided in the accompanying tables.

###
Contact:

Elias MurrayMetzger Chief Financial Officer Avistar Communications Corporation +1 650-525-3300 emurraymetzger@avistar.com	Conway Communications Investor Relations +1 617-244-9682 mtconway@att.net

AVISTAR COMMUNICATIONS CORPORATION AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
for the three and nine months ended September 30, 2009 and 2008
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
	(unaudited)		(unaudited)

Revenue:
Product	$289	$1,313	$3,235	$2,115
Licensing	350	367	572	674
Services, maintenance and support	790	1,025	3,130	2,857
Total revenue	1,429	2,705	6,937	5,646
Costs and expenses:
Cost of product revenue*	263	720	926	1,644
Cost of services, maintenance and support revenue*	737	584	2,400	1,706
Income from settlement and patent licensing	(1,057)	(1,057)	(3,171)	(3,171)
Research and development*	891	1,122	2,777	3,932
Sales and marketing*	629	634	1,992	2,752
General and administrative*	1,709	1,369	4,143	4,683
Total costs and expenses	3,172	3,372	9,067	11,546
Loss from operations	(1,743)	(667)	(2,130)	(5,900)
Other (expense) income:
Interest income	-	15	8	82
Other expense, net	(142)	(122)	(329)	(335)
Total other expense, net	(142)	(107)	(321)	(253)
Net loss	$(1,885)	$(774)	$(2,451)	$(6,153)

Net loss per share - basic and diluted	$(0.05)	$(0.02)	$(0.07)	$(0.18)
Weighted average shares used in calculating
basic and diluted net loss per share	38,970	34,561	36,759	34,546

*Including stock based compensation of:
Cost of products, services, maintenance
and support revenue	$53	$54	$175	$80
Research and development	110	160	435	311
Sales and marketing	48	72	155	(24)
General and administrative	218	298	642	567
	$429	$584	$1,407	$934

AVISTAR COMMUNICATIONS CORPORATION AND SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEETS
as of September 30, 2009 and December 31, 2008
(in thousands, except share and per share data)

	September 30,	December 31,
	2009	2008
	(unaudited)
Assets:
Current assets:
Cash and cash equivalents	$382	$4,898
Accounts receivable, net of allowance for doubtful accounts of $13 and $20 at September 30, 2009 and December 31, 2009, respectively	1,161	2,701
Inventories	136	307
Deferred settlement and patent licensing costs	145	1,100
Prepaid expenses and other current assets	252	320
Total current assets	2,076	9,326
Property and equipment, net	175	310
Other assets	157	157
Total assets	$2,408	$9,793

Liabilities and Stockholders' Equity (Deficit):
Current liabilities:
Line of credit	$6,651	$7,000
Convertible debt	4,060	-
Accounts payable	677	579
Deferred income from settlement and patent licensing	626	4,751
Deferred services revenue and customer deposits	1,228	3,687
Accrued liabilities and other	1,654	1,382
Total current liabilities	14,896	17,399
Long-term liabilities:
Long-term convertible debt	-	7,000
Other liabilities	72	23
Total liabilities	14,968	24,422
Stockholders' equity (deficit):
Common stock, $0.001 par value; 250,000,000 shares authorized at September 30, 2009 and December 31, 2008; 40,159,466 and 35,750,680 shares issued including treasury shares at September 30, 2009 and December 31, 2008, respectively	40	36
Less: treasury common stock, 1,182,875 shares at September 30, 2009 and December 31, 2008, at cost	(53)	(53)
Additional paid-in-capital	102,022	97,506
Accumulated deficit	(114,569)	(112,118)
Total stockholders' equity (deficit)	(12,560)	(14,629)
Total liabilities and stockholders' equity (deficit)	$2,408	$9,793

AVISTAR COMMUNICATIONS CORPORATION AND SUBSIDIARY

THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2009 and 2008
FINANCIAL RESULTS: RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(in thousands)

Reconciliation of Net Loss to Adjusted EBITDA

	Three Months Ended September 30,
	2009		2008
		(unaudited)

Net loss	$(1,885)		$(774)
Interest income	-		(15)
Other expenses, net	142		122
Depreciation	62		136
EBITDA	(1,681)		(531)
Stock-based compensation expense	429		584
Adjusted EBITDA	$(1,252)		$53

	Nine Months Ended September 30,
	2009		2008
		(unaudited)

Net loss	$(2,451)		$(6,153)
Interest income	(8)		(82)
Other expenses, net	329		335
Depreciation	182		404
EBITDA	(1,948)		(5,496)
Stock-based compensation expense	1,407		934
Adjusted EBITDA	$(541)		$(4,562)

AVISTAR COMMUNICATIONS CORPORATION AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
for the nine months ended September 30, 2009 and 2008
(in thousands)

	Nine Months Ended September 30,
	2009		2008
		(unaudited)

Cash Flows from Operating Activities:
Net loss	$(2,451)		$(6,153)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	182		404
Stock based compensation for options issued to consultants and employees	1,407		934
Provision for doubtful accounts	(7)		19
Changes in assets and liabilities:
Accounts receivable	1,547		(2,704)
Inventories	171		(6)
Prepaid expenses and other current assets	68		229
Deferred settlement and patent licensing costs	955		955
Other assets	-		81
Accounts payable	98		(395)
Deferred income from settlement and patent licensing and other	(4,076)		(4,202)
Deferred services revenue and customer deposits	(2,459)		1,494
Accrued liabilities and other	272		17
Net cash used in operating activities	(4,293)		(9,327)

Cash Flows from Investing Activities:
Maturities of short-term marketable securities	-		799
Sale of property and equipment	-		8
Purchase of property and equipment	(47)		(87)
Net cash (used in) provided by investing activities	(47)		720

Cash Flows from Financing Activities:
Line of credit payments	(5,049)		(5,100)
Proceeds from line of credit	4,700		7,000
Proceeds from debt issuance	-		7,000
Net proceeds from issuance of common stock	173		74
Net cash (used in) provided by financing activities	(176)		8,974
Net (decrease) increase in cash and cash equivalents	(4,516)		367
Cash and cash equivalents, beginning of year	4,898		4,077
Cash and cash equivalents, end of period	$382		$4,444